Exhibit 99.1

MaxCyte Announces Preliminary Third Quarter 2023 Revenue and Updates Full Year 2023 Revenue Guidance

ROCKVILLE, MD, October 4, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and innovative bioprocessing, today announced preliminary revenue for the third quarter ended September 30, 2023 and updated its full year 2023 revenue guidance.

Preliminary Third Quarter 2023 Revenue

•	Total revenue of $7.8 – 8.0 million in the third quarter of 2023, a decrease of 25 -27% compared to the third quarter of 2022; the decline is due to continued reduced customer activity in the sector.
•	Core business revenue of $6.4 - 6.6 million in the third quarter of 2023, a decrease of 33 - 35% compared to the third quarter of 2022.
•	Strategic Partnership License (SPL) Program-related revenue of $1.4 million in the third quarter of 2023, compared to $0.8 million in the third quarter of 2022.

Updated 2023 Revenue Guidance

•	Total revenue now expected to be approximately $34 - 36 million for the year.
•	Core revenue now expected to be approximately $28 - 30 million for the year.
•	SPL Program-related revenue expected to be approximately $6 million for the year, consistent with prior guidance.

“Given the ongoing volatility in customer activity in the life science tools sector, and after reviewing third quarter preliminary revenue, we are providing shareholders with an update on our expected full year revenue performance. We have updated our total revenue and core revenue guidance for 2023 to reflect a more challenging operating environment, which we expect to persist at least through the remainder of the year,” said Doug Doerfler, President and Chief Executive Officer at MaxCyte. “Processing Assembly (disposable) purchases in both Cell Therapy and Drug Discovery are not materializing as expected. In addition, we continue to see hesitancy in Cell Therapy instrument purchases by early-stage customers. We believe this customer activity is primarily the result of a depressed funding environment in the Cell and Gene Therapy sector and in the broader biotech industry, as well as customers’ higher levels of Processing Assembly inventory remaining from previous year purchases. Customers also continue to reprioritize their spending, which has resulted in an overall elongation or pause of certain preclinical and early clinical activity.”

Doug continued, “While we are disappointed with our 2023 revenues thus far, we remain optimistic about MaxCyte’s long-term prospects, business model and ability to deliver shareholder value as the cell therapy industry grows and we continue to execute on our strategy. We are prudently managing our costs amid the challenging industry environment and still expect to end the year with approximately $200 million in cash, which would be unchanged from our initial outlook at the beginning of the year. Our robust and expanding partnership portfolio, with 23 SPL agreements now in place, highlights MaxCyte’s premier cell engineering technology and expertise and supports the significant role we play in enabling a growing set of next-generation cell therapies. We note that a number of our customers are reaching important clinical and regulatory milestones with the support of our technology.”

MaxCyte’s third quarter results are preliminary and unaudited and subject to change in connection with the completion of MaxCyte’s quarterly closing process and review procedures. As a result,

these preliminary results may differ from the actual results that will be reflected in MaxCyte’s consolidated financial statements for the quarter ended September 30, 2023, which are expected to be released on or about November 8, 2023.

Conference Call

MaxCyte will host a conference call today, Wednesday, October 4 at 4:30pm ET to discuss these preliminary revenue results. Interested parties may access the live teleconference by dialing (800) 715-9871 for domestic callers (U.S. toll-free), (646) 307-1963 for international callers (U.S. toll), +44.800.260.6466 for U.K. domestic callers (U.K. toll-free), or +44.20.3481.4247 for U.K. international callers (U.K. toll) followed by Conference ID: 9979719. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

Third Quarter Earnings Conference Call

MaxCyte plans to release final financial results for the third quarter 2023 after the U.S. market close on Wednesday, November 8, 2023. Company management will host a conference call to discuss financial results that day at 4:30 p.m. Eastern Time on Wednesday, November 8, 2023.

Investors interested in listening to the conference call are required to register online. It is recommended to register at least a day in advance. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx ™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as technical and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding preliminary and expected total revenue, core business revenue and SPL program-related revenue for the third quarter ended September 30, 2023 and the full year ending December 31, 2023, expected cash resources at the end of 2023, longer-term growth of the cell therapy industry, expansion of revenue from our SPLs and the progression of customers’ programs into and through clinical trials. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the timing and outcome of our customers’ ongoing and planned clinical trials; our operating environment and those of our customers and partners, the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential customers and partners; and market acceptance and demand for our technology and products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on  March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in our most recent Quarterly Report on Form 10-Q and the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser

Gilmartin Group

David Deuchler, CFA

+1 415-937-5400

ir@maxcyte.com

Nominated Adviser and UK Corporate Broker

Panmure Gordon

Emma Earl / Freddy Crossley

Corporate Broking

Rupert Dearden

+44 (0)20 7886 2500

UK IR Adviser

ICR Consilium

Mary-Jane Elliott / Chris Welsh

+44 (0)203 709 5700

maxcyte@consilium-comms.com